File Nos. 33-4382 & 811-4626

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

THE CASCADES TRUST
(Exact Name of Registrant as Specified in Charter)

120 West 45th Street, Suite 3600
New York, New York 10036
(Address of Principal Executive Offices)

(212) 697-6666
(Registrant’s Telephone Number)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

AQUILA TAX-FREE TRUST OF OREGON     TALKING POINTS
APPLICABLE TO ANNUAL AND SPECIAL SHAREHOLDER MEETINGS SCHEDULED FOR MAY 5, 2016

Annual Meeting

Purposes:

•	Elect Trustees
•	Ratify the selection of the independent registered public accounting firm
•	Act on any other matters that come before the Annual Meeting

Special Meeting of Shareholders

Purposes:

1.	Adopt an Amended and Restated Declaration of Trust
2.	Approve Changes to the Trust’s Fundamental Investment Policies
3.	Act on any other matters that come before the Special Meeting

Trustee recommendation:  Vote “FOR” each of the proposals.

 Special Meeting Proposal 1:  Adopt an Amended and Restated Declaration of Trust

Reasons for the Proposal:

•	If approved in its entirety, the Amended Declaration would provide the Trust with an updated governing document that will simplify administration and oversight of the Trust
•
Adoption of the Amended Declaration will not remove any of the protections afforded to shareholders under federal law, including voting rights, or alter Trustees’ existing fiduciary obligations to act with due care and in the best interest of shareholders

•	The Amended Declaration would also increase flexibility which will allow Trustees to react more quickly to changes in competitive and regulatory conditions
•	There will be no change in the investment objective or principal investment strategies of the Trust

•	Proposal No. 1A – I would Amend the Declaration of Trust in relation to:
A.	Future Amendments
B.	Termination
C.	Annual Shareholder Meetings
D.	Removal of Trustees
E.	Indemnification and Liability of Trustees, Officers and Employees
F.	Shareholder / Derivative Actions
G.	Number of Trustees / Vacancies

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H.	Series and Classes
I.	Other Matters, including:
•	Retirement of Trustees
•	Issuance and Redemption of Shares / Small Accounts
•	Disclosure of Shareholder Holdings
•	Determination of Net Asset Value

Differences in the Amended Declaration of Trust:

The following is a summary – shareholders should read carefully the proxy materials because they contain details that are not in this summary.

A.	Future Amendments
▪	In certain circumstances, a majority of the Trustees will be permitted to amend the Declaration of Trust without shareholder approval
-	Any amendment to Article V (regarding the Trustees) requires a two thirds vote of the Trustees
-	The Trustees may not amend the Declaration to diminish or eliminate voting rights of shareholders without the consent of at least a majority of shares.
-	The Board of Trustees has discretion to submit any proposed amendment to the Declaration of Trust for shareholder approval at any time
B.	Termination
▪	The Trust may be terminated, if such action is recommended
- by the vote of a majority of the Trustees;
-	by vote of at least a majority of shares at any meeting of shareholders; or
-	by unanimous vote of the Trustees with notice to, but without the approval of, shareholders
C.	Annual Shareholder Meetings
▪	Clarifies that shareholders are not required to hold annual meetings or to elect Trustees annually
▪
The Trustees and Management will continue to have the capability to hold voting or non-voting meetings of shareholders on a regular basis consistent with prior practices of seeking to keep shareholders as fully informed as possible about the Trust

D.	Removal of Trustees
▪	The Amended Declaration provides that a Trustee may be removed from office without cause by unanimous action of the remaining Trustees
▪	Both the Current Declaration and the Amended Declaration provide that a Trustee may be removed from office:
-      With or without cause by action of holders of a majority of shares
-      For cause by action of at least two-thirds of the remaining Trustees
E.	Indemnification and Liability of Trustees, Officers and Employees
▪	Clarifies and expands provisions limiting the liability of Trustees, officers and employees of the Trust

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F.	Shareholder / Derivative Actions
▪
Sets forth a detailed process for the bringing of derivative actions by shareholders in order to permit legitimate inquires and claims while avoiding the time and expense associated with spurious demands and derivative actions.

▪	Intended to save the time and expense of bringing a suit that the Trustees in their judgment do not believe would be in the best interests of the Trust and its shareholders
G.	Number of Trustees / Vacancies
▪	The Board of Trustees may establish the number of Trustees without limitation.
▪	In the event no Trustee is left on the Board, vacancies may be filled by duly elected officers of the Trust or by any other manner permitted under the 1940 Act
H.	Series and Classes
▪	Drafted to address the operations of a multiple series trust
▪	Clarifies voting and other rights of series and classes
▪	Provides that shareholders of all series and classes vote together, except where the 1940 Act requires separate votes
I.	Other Changes:
▪	Authorizes the Trustees to adopt all other changes to the Declaration, except those specifically set forth in 1A – 1H
▪	Retirement of Trustees
▪	A Trustee who has attained a mandatory retirement age or term limit, if any, established by at least two-thirds of the Trustees shall automatically be deemed to have retired
▪	Issuance and Redemption of Shares/Small Accounts
▪
The Trust may close a shareholder account that falls below a minimum size (as is the case under the current policies), or assess a fee for small accounts and redeem shares in the account to cover such fees, or convert the shares into another share class that is geared to smaller accounts

▪
The Trustees may involuntarily redeem shares upon certain conditions (such as failure to provide identification required by law, inability to verify information from a shareholder, or concentration of ownership that would disqualify the Trust as a regulated investment company under the IRS Code)

▪	Disclosure of Shareholder Holdings
▪
Shareholders are required to disclose to the Trust information regarding direct and indirect ownership of shares in compliance with laws or regulations, and the Trust may disclose such ownership if required by law or regulation

▪	Determination of Net Asset Value
▪	The Board of Trustees has the flexibility to prescribe procedures and methods for determining the value of portfolio assets as may be necessary or desirable

Proposal 2:  Revise Fundamental Investment Policies

Reasons for the Proposal:

•	Revise or eliminate fundamental policies that are not required by law or that are more restrictive than the law requires.

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•	Intended to simplify compliance monitoring and provide flexibility.
•
Intended to update the Trust’s policies in line with regulatory changes and industry practices, thereby providing the Trust with flexibility to respond to changing markets, new investment opportunities and future changes in applicable law.

•
Other than the above, there will be no change to the Trust’s current investment practices, investment objective or principal investment strategies in connection with the proposed revisions to the Trust’s fundamental policies included in Proposal 2.

•	Proposal 2A – L would Revise Fundamental Investment Policies related to:
A.	Permitted Trust investments
B.	Investments in voting securities, other investment companies and certain other instruments
C.	Concentration of Trust investments
D.	Lending of Trust assets
E.	Borrowing of money
F.	Issuance of senior securities
G.	Investments in commodities
H.	Certain affiliated transactions
I.	Investments in real estate
J.	Restrictions on control investments
K.	Restrictions on short sales and use of margin
L.	Underwriting

•	The proposed revisions to the fundamental policies are not expected to materially affect the manner in which the Trust’s investment operations are conducted at this time.

•
There will be no change to the Trust’s current investment practices, investment objective or principal investment strategies in connection with the proposed revisions to the Trust’s fundamental policies included in Proposal 2.

•	The following is a summary – shareholders should read carefully the proxy materials because they contain details that are not in this summary.

•	Proposals 2A and 2B (detailed below)
•
If approved, will enable the Trust to invest up to 20% of assets in securities including shares of money market funds, taxable money market instruments and short-term debt securities, taxable obligations issued by the State of Oregon and other states, and other taxable obligations such as Build America Bonds, and U.S. government securities to the extent consistent with its other investment policies and restrictions

•	The Trust would use money market funds, taxable money market instruments and short-term debt securities for cash management purposes and, if necessary, temporary defensive purposes.

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•	The Sub-Adviser does not immediately intend to invest in other taxable obligations, but may do so in the future.

o	2A - Permitted Trust investments:
▪
Eliminate the current policy permitting investment only in Oregon Obligations (as defined in the Trust’s prospectus and statement of additional information), which may be unduly restrictive and prevent the Trust from reacting in a timely manner to changes in the financial markets

▪	The Trust would continue to invest at least 80% of assets in Oregon tax-free municipal obligations
▪	Proposed elimination of this fundamental policy is designed to afford the Trust the maximum flexibility permitted under law.

o	2B - Investments in voting securities, other investment companies and certain other instruments:
▪	Eliminate current policy restricting investments in voting securities, other investment companies and certain other instruments
▪
The current policy prohibits the Trust from buying shares of other investment companies, including money market funds.  Recent changes to the 1940 Act now permit funds to invest without limit in money market funds (subject to the fund’s other investment policies).

▪
The current policy also prohibits the Trust from investing in voting securities including those of other investment companies or equity securities.  The Sub-Adviser has no current intention to invest Trust assets in equity securities.

▪	The current policy prohibits the Trust from purchasing warrants, puts, calls. The Sub-Adviser has no current intention to invest Trust assets in warrants, puts or calls.
▪	Proposed elimination of this fundamental policy is designed to afford the Trust the maximum flexibility permitted under law.

o	2C - Concentration of Trust Investments:
▪
Revise the current policy to state that except as permitted by exemptive or other relief or permission from the SEC, SEC Staff or other authority of competent jurisdiction, the Trust may not make any investment if, as a result, the Trust’s investments will be concentrated in any one industry.

o	2D - Lending of Trust Assets:
▪	Revise the current policy to state that the Trust may lend money or other assets to the extent permitted by the 1940 Act.
o	2E - Borrowing of Money:
▪	Revise the current policy to state that the Trust may not borrow money except as permitted by the 1940 Act.
o	2F - Issuance of Senior Securities:
▪	Revise the current policy to state that the Trust may not issue senior securities except as permitted by the 1940 Act.
o	2G - Investments in Commodities:
▪	Revise the current policy to state that the Trust may purchase or sell commodities or contracts related to commodities to the extent permitted by the 1940 Act.

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o	2H - Certain Affiliated Transactions:
▪
Eliminate the current policy regarding certain affiliated transactions.  The 1940 Act prohibits certain transactions between a fund and its affiliates and securities of affiliates. The Board of Trustees and Management believe that it is unnecessary to have a fundamental policy addressing transactions that are addressed in the 1940 Act.

o	2I - Investments in Real Estate:
▪	Revise the current policy regarding investments in real estate to state that the Trust may not purchase or sell real estate except as permitted by the 1940 Act.
o	2J - Restrictions on Control Investments:
▪	Eliminate the current policy regarding control investments because it is not required by the 1940 Act.
o	2K - Restrictions on Short Sales and Use of Margin:
▪
Eliminate the current policy regarding short sales and the use of margin.  The 1940 Act does not require a fundamental policy about engaging in short sales or relating to purchasing securities on margin.

o	2L - Underwriting:
▪	Revise the current policy to state that the Trust may not engage in the business of underwriting the securities of other issuers except as permitted by the 1940 Act.

FOR FINANCIAL PROFESSIONAL USE ONLY – NOT FOR DISTRIBUTION
Aquila Distributors, Inc., 800-437-1020, www.aquilafunds.com